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                                                                    EXHIBIT 23.1

                                  Exhibit 27(l)


                     Opinion and Consent of Lorne Schinbein
     as to Actuarial Matters Pertaining to the Securities Being Registered



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                                 WRL LETTERHEAD


April 25, 2003




Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, FL  33716

        RE:    WRL Series Life Account
               WRL Financial Freedom Builder
               File Nos. 333-23359/811-4420

Gentlemen:

        This opinion is furnished in connection with the filing by Western Reserve Life Assurance Co, of Ohio of Post-Effective Amendment No. 9 (the "Amendment") to the Registration Statement on Form N-6 for the WRL Financial Freedom Builder, a flexible premium variable life insurance policy ("Policy"). It is my opinion that the Prospectus, including the Fee Tables, and the Statement of Additional Information contained in the Amendment accurately describe the Policy. The forms of the Policy were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereof.

        I hereby consent to use of this opinion as an exhibit to the Amendment and to the reference to my name under the heading "Experts" in the Statement of Additional Information.

Very truly yours,

/s/ Lorne Schinbein


Lorne Schinbein
Vice President and Managing Actuary